UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        January 15, 2009
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

This report on Form 8-K/A is being filed to amend and restate the information provided in response to Item 2.05 to correctly state the percentage reduction in staff.

Item 2.05.    Cost Associated with Exit or Disposal Activities.

On January 15, 2009, inTEST Corporation (the "Company") approved a reduction in workforce in its Temperature Management product segment of 5 employees, representing approximately 6% of the total employees in this segment. The Company will incur approximately $31,000 in total costs related to this action for one-time termination benefits. These costs will be incurred in the first quarter of 2009.

These actions are being taken to reduce the operating expenses of this product segment in response to current business conditions. The Company completed the communication of these actions to its employees on January 22, 2009, and expects that the completed actions in this product segment will reduce its annual operating expense structure by approximately $324,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Robert E. Matthiessen
        Robert E. Matthiessen
        President and Chief Executive Officer

Date:   January 26, 2009